                                                                     Exhibit (o)

                             AMENDED RULE 18f-3 PLAN

                                 Rule 18f-3 Plan


     1. A Portfolio of the Fund ("Portfolio") may issue more than one class of voting stock ("Class"), provided that:

        (a)  Each such Class:

             (1) (i) Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

                 (ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio's assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

             (2) Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

             (3) Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

             (4) Shall have in all other respects the same rights and obligations as each other class.

          (b) Expenses may be waived or reimbursed by the Portfolio's adviser, underwriter, or any other provider of services to the Portfolio.

          (c) (1) Any payments made under paragraph (a)(1)(i) of this Plan shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

              (2) Before any vote on the Plan or the Appendix, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

              (3) The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.


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                 (d) A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.


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                  APPENDIX A

         RBB FUND

         CURRENT DISTRIBUTION FEE LEVELS
         APRIL, 2001


A.  MONEY MARKET PORTFOLIO

                                CURRENT DISTRIBUTION
         CLASS                        FEE LEVEL             EFFECTIVE DATE
         -----                  --------------------        --------------
1.       Sansom Street (Class I)     fee 0.20%                  4/10/91
         Shareholder Service Fee         0.10%                  8/16/88

2.       Bedford (Class L)           fee 0.65%                 11/17/94

3.       Cash Preservation           fee 0.40%                  4/10/91
         (Class G)

4.       Select (Class Money)        fee 0.0%                   8/31/99

5.       Principal (Class Money)     fee 0.40%                 10/28/98

6.       Bear Stearns Money Market (Class
         Money)                      fee 0.65%                  ________

B.  MUNICIPAL MONEY MARKET PORTFOLIO

                                CURRENT DISTRIBUTION
         CLASS                       FEE LEVEL              EFFECTIVE DATE
         -----                  --------------------        --------------
1.       Bear Stearns Money
         Market (Class Municipal
         Money)                      fee 0.65%                 ________

2.       Bedford (Class M)           fee 0.65%                 11/17/94

3.       Cash Preservation           fee 0.40%                  4/10/91
         (Class H)


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

C.  GOVERNMENT OBLIGATION MONEY MARKET PORTFOLIO

                                CURRENT DISTRIBUTION
         CLASS                      FEE LEVEL               EFFECTIVE DATE
         -----                  --------------------        --------------
1.       Bear Stearns Money Market
         (Class Government
         Money)                      fee 0.65%                 ________

2.       Bedford (Class N)           fee 0.65%                 11/17/94

D.  BOSTON PARTNERS LARGE CAP VALUE FUND

                               CURRENT DISTRIBUTION
         CLASS                      FEE LEVEL               EFFECTIVE DATE
         -----                  --------------------        --------------

1.       Institutional Class         None                       5/29/98
         (Class QQ)
2.       Advisor Class               fee 0.50%                 10/16/96
         (Class SS)
3.       Investor Class              fee 0.25%                 10/16/96
         (Class RR)

E.  BOSTON PARTNERS MID CAP VALUE FUND

                                CURRENT DISTRIBUTION
         CLASS                       FEE LEVEL              EFFECTIVE DATE
         -----                  --------------------        --------------
1.       Investor Class              fee 0.25%                   6/1/97
         (Class TT)
2.       Institutional Class         None                       5/29/98
         (Class UU)

F.  BOSTON PARTNERS BOND FUND

                                CURRENT DISTRIBUTION
         CLASS                       FEE LEVEL              EFFECTIVE DATE
         -----                  --------------------        --------------
1.       Institutional Class         None                       5/29/98
         (Class VV)
2.       Investor Class              fee 0.25%                 12/29/97
         (Class WW)


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

G.  BOSTON PARTNERS SMALL CAP VALUE FUND II (FORMERLY MICRO CAP FUND)

                                CURRENT DISTRIBUTION
         CLASS                       FEE LEVEL              EFFECTIVE DATE
         -----                  --------------------        --------------
1.       Institutional Class         None                       7/01/98
         (Class DDD)
2.       Investor Class              fee 0.25%                  7/01/98
         (Class EEE)

H.  BOSTON PARTNERS LONG/SHORT EQUITY (FORMERLY MARKET NEUTRAL FUND)

         CLASS                  CURRENT DISTRIBUTION
         -----                       FEE LEVEL              EFFECTIVE DATE
                                --------------------        --------------
1.       Institutional Class         None                       8/31/99
         (Class III)
2.       Investor Class              fee 0.25%                  8/31/99
         (Class JJJ)


I.  BOSTON PARTNERS FUND (FORMERLY LONG-SHORT EQUITY FUND)

         CLASS                  CURRENT DISTRIBUTION
         -----                       FEE LEVEL              EFFECTIVE DATE
                                --------------------        --------------
1.       Institutional Class         None                    __________
         (Class KKK)
2.       Investor Class              fee 0.25%               __________
         (Class LLL)

J.  SCHNEIDER CAPITAL MANAGEMENT SMALL CAP VALUE FUND

                                CURRENT DISTRIBUTION
         CLASS                       FEE LEVEL              EFFECTIVE DATE
         -----                  --------------------        --------------
1.       Investor (Class YY)         None                        4/6/98

K.  BOGLE SMALL CAP GROWTH FUND

                                CURRENT DISTRIBUTION
         CLASS                       FEE LEVEL              EFFECTIVE DATE
         -----                  --------------------        --------------
1.       Institutional (Class NNN)   None                       9/15/99

2.       Investor (Class OOO)                                   9/15/99
         Shareholder Services Fee    0.25%


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

         APPENDIX B

         EXCHANGE PRIVILEGES OF THE PORTFOLIOS
         OF THE RBB FUND, INC.

==========================================================================================================================
FAMILY                                     EACH PORTFOLIO (CLASS) . . .         MAY BE EXCHANGED FOR ANY OF
--------------------------------------------------------------------------------------------------------------------------
Cash Preservation                          Money Market (G)                     Money Market (G)
                                           Municipal Money Market (H)           Municipal Money Market (H)
--------------------------------------------------------------------------------------------------------------------------
Bedford (Bear Stearns)                     Money Market (L)                     Common Shares of other non-RBB funds
                                                                                   advised or sponsored by Bear,
                                                                                   Stearns & Co. Inc.
--------------------------------------------------------------------------------------------------------------------------
n/i*                                       Micro Cap (FF)                       Micro Cap (FF)
                                           Growth (GG)                          Growth (GG)
                                           Mid Cap (HH)                         Mid Cap (HH)
                                           Small Cap Value (MMM)                Small Cap Value (MMM)
--------------------------------------------------------------------------------------------------------------------------
Boston Partners (Institutional Classes)    Mid Cap Value (TT)                   Mid Cap Value (TT)
                                           Large Cap Value (QQ)                 Large Cap Value (QQ)
                                           Bond (VV)                            Bond (VV)
                                           Small Cap Value II (DDD)             Small Cap Value II (DDD)
                                           Long/Short Equity (III)              Long/Short Equity (III)
--------------------------------------------------------------------------------------------------------------------------
Boston Partners (Investor Classes)         Mid Cap Value (UU)                   Mid Cap Value (UU)
                                           Large Cap Value (RR)                 Large Cap Value (RR)
                                           Bond (WW)                            Bond (WW)
                                           Small Cap Value II (EEE)             Small Cap Value II(EEE)
                                           Long/Short Equity (JJJ)              Long/Short Equity (JJJ)
                                           Fund (LLL)                           Fund (LLL)
==========================================================================================================================

*During periods when these Portfolios are closed they are not eligible for exchange.

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